                                                                      Exhibit 11
                                                                         Primary



                                                                          LCI INTERNATIONAL, INC.
                                                                COMPUTATION OF EARNINGS PER COMMON SHARE
                                                                                  PRIMARY
                                                                   (In thousands, except per share data)

                                                                    For the Three Months Ended March 31,
                                                                 --------------------------------------------
                                                                       1997                      1996
                                                                 --------------------------------------------
INCOME (LOSS) ON COMMON STOCK
===================================================
NET INCOME (LOSS)                                                $        20.5                  $      15.3


SHARES OUTSTANDING
===================================================
Weighted Average Number of Common Shares Outstanding                      77.7                         66.1

Common Shares Issuable Upon the Assumed Exercise of Stock
  Options and Stock Warrants                                              12.7                         14.6

Common Shares Repurchased Through Treasury Stock Method
  Upon the Assumed Exercise of Stock Options and Stock Warrants           (4.3)                        (4.9)

Assumed Conversion of Convertible Preferred Stock                            -                         10.5
                                                                 --------------------------------------------
Weighted Average Number of Common Shares                                  86.1                         86.3
                                                                 ============================================


EARNINGS PER SHARE
===================================================
NET INCOME PER COMMON SHARE                                      $        0.24                  $      0.18
                                                                 ============================================

                                                                      Exhibit 11
                                                                   Fully Diluted



                                                                          LCI INTERNATIONAL, INC.
                                                                COMPUTATION OF EARNINGS PER COMMON SHARE
                                                                              FULLY DILUTED
                                                                   (In thousands, except per share data)

                                                                    For the Three Months Ended March 31,
                                                                 --------------------------------------------
                                                                       1997                      1996
                                                                 --------------------------------------------
INCOME (LOSS) ON COMMON STOCK
===================================================
NET INCOME (LOSS)                                                $        20.5                  $      15.3


SHARES OUTSTANDING
===================================================
Weighted Average Number of Common Shares Outstanding                      77.7                         66.1

Common Shares Issuable Upon the Assumed Exercise of Stock
  Options and Stock Warrants                                              12.7                         14.6

Common Shares Repurchased Through Treasury Stock Method
  Upon the Assumed Exercise of Stock Options and Stock Warrants           (4.3)                        (4.6)

Assumed Conversion of Convertible Preferred Stock                            -                         10.5
                                                                 --------------------------------------------
Weighted Average Number of Common Shares                                  86.1                         86.6
                                                                 ============================================


EARNINGS PER SHARE
===================================================
NET INCOME PER COMMON SHARE                                      $        0.24                  $      0.18
                                                                 ============================================